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                                                                   Exhibit 10.34


January 21, 1997


Henk J. Evenhuis
3344 Deer Hollow Drive
Danville, California  94526

          Re:  Change of Employment Status

Dear Henk:

          The purpose of this letter is to memorialize the Agreement between yourself and Lam Research Corporation ("Lam" or the "Company") regarding your upcoming change in employment status and your subsequent termination of employment. Subject to the Board's approval at the next meeting, your signature on the enclosed copy of this letter will constitute a binding Agreement between you and Lam relative to your continued employment and the termination of that employment on the following terms and conditions:

          1.  LOA Status.  Effective April 30, 1997, you will commence a fully
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paid Leave of Absence ("LOA") from Lam.  The commencement date may be adjusted upon mutual agreement. The term of the LOA will be fifteen (15) months unless sooner terminated as set forth below. From now until the commencement of your LOA, and during the LOA, if necessary, you agree to work with the President of Lam on making an orderly transition of your current duties and responsibilities to others at Lam.

          2.  Duties and Position While on LOA.  During the LOA period, you will
              --------------------------------
hold the title and position of a "non-officer" Vice President, that is, you will no longer hold a corporate officer position at Lam. Accordingly, you will not be authorized

Henk J. Evenhuis
January 21, 1997
Page 2


to make commitments with third parties on behalf of Lam, speak in an official capacity to the press or securities analysts or others about Lam's business or prospects, or bind Lam contractually, unless given prior written authorization to do so by the Chief Executive Officer (the "CEO") of the Company. During the LOA term, you will report directly to the CEO and you will have no active duties or responsibilities other than those specifically assigned by the CEO. Regardless of whether the Company uses your services, however, you agree to make yourself available to discharge such duties and perform such services as may be assigned to you. During the LOA term, you agree that you will not engage in any other significant business activity, whether or not competitive with Lam.

          3.  Compensation.  During the LOA term, Lam will continue to pay your
              ------------
annual salary on a biweekly basis. During the LOA term, your salary shall not be subject to any downward adjustment. You will be entitled to participate in Lam's Executive Deferred Compensation Plan, Performance Based Restricted Stock Plan, Performance Plus Plan, and any other bonus or profit sharing plan available to non-officer vice presidents of Lam, in the same manner as any other non-officer vice president (under a VP-A designation). You will also be entitled to continue your participation in Lam's 401(k) Plan and Stock Purchase Plan. Following termination of the LOA for any reason, your vested benefits under Lam's 401(k) Plan and Stock Purchase Plan and any other plan described in this paragraph 3 in which you then participate will be distributed to you in accordance with applicable provisions of such plans governing distributions; provided, however, that notwithstanding any provisions contained in such plans to the contrary, at the conclusion of the LOA term, you will be permitted to receive one or more distributions from the

Henk J. Evenhuis
January 21, 1997
Page 3

Performance Based Restricted Stock Plan in either cash or Lam stock, at your election, and to withdraw all or any portion of the funds credited to your account in the Deferred Compensation Plan, without imposition of any penalty for early withdrawal or for any other reason. Your current monthly car allowance will be paid through the LOA term. You will be entitled to receive reimbursement for all authorized Company related expenses (airfare, accommodations, mileage, parking, meals, etc.) incurred during the LOA term, in accordance with Lam's reimbursement policy as it applies to other non-officer vice presidents of Lam with a VP-A designation. During the LOA term, you will not accrue any vacation or holiday credits, or any other paid time off benefits. In lieu of the sabbatical you are entitled to take after April 25, 1997, you will receive a cash distribution equal to the amount of your base salary that would have been payable to you during the sabbatical, less applicable withholding.

          4.  Benefits.  During the LOA term, you will be entitled to receive
              --------
the same medical, dental, disability and life insurance benefits received by other non-officer vice presidents with a VP-A designation at Lam, to the extent that you satisfy the eligibility requirements of such plans and programs, and subject to the terms and conditions thereof. Following any termination of this Agreement, other than a termination under paragraph 6(a) below, your participation in such plans will cease and you will then be entitled to participate in the Company's group medical and dental plans for retired board members and executives, on the terms and conditions contained in the plans described in Attachment A.

          5.  Stock Options.  Your outstanding stock options will continue to
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vest according to the applicable vesting schedules

Henk J. Evenhuis
January 21, 1997
Page 4

during the LOA term, and any option exercises during the LOA term must be made in accordance with your current stock option agreements. Unless otherwise specifically provided for herein, you must exercise any vested options within ninety 90 days following any termination of the LOA. Failure to do so will cause any vested options to lapse. No additional stock options will be granted to you during the LOA term.

          6.  Termination.  Your employment during the LOA term will be "at
              -----------
will," meaning that either you or Lam will have the right to terminate your employment at any time in your or Lam's discretion, subject to the provisions of this paragraph 6. Except as described in this paragraph 6, no severance or other payments will be payable by Lam to you or any other person upon termination of the LOA and your employment. The LOA and your employment with Lam will continue for fifteen (15) months unless sooner terminated in accordance with subparagraphs (a) through (d) below.

          (a) Lam may terminate your employment for cause at any time upon the occurrence of the events described in Attachment B, hereto, by delivering to you prior written notice of termination supported by a statement of the reasons for termination. Upon termination for cause, all of your duties will immediately cease, and all of Lam's obligations under this Agreement and all of the compensation and benefits described in paragraphs 3 and 4 above (and all reimbursements for expenses incurred after your receipt of notice) will cease. In the event of such termination, the Company will pay you, no later than ten days following the date of termination, a lump sum equal to your accrued salary through the date of termination, and all accrued vacation pay, if any. Your vested benefits under the plans described in

Henk J. Evenhuis
January 21, 1997
Page 5

paragraph 3 will be distributed to you in accordance with the applicable provisions thereof.

          (b) Lam may terminate your employment other than for cause at any time by giving you 90 days advance notice in writing. In such case, all of your duties will cease following the notice period, and Lam will have the option to
(i) continue providing the compensation and benefits described in paragraphs 3 and 4 above for the remainder of the LOA term, or (ii) accelerate payment of all remaining salary, accrued vacation pay, accrued bonuses, if any, and any other fixed payments that can be accelerated, and pay the same to you in a lump sum disbursement. Any payments that are not fixed will continue to be paid in accordance with paragraph 3 during the term of the LOA, unless you and Lam agree otherwise. Upon such termination, Lam will continue to provide all medical benefits for the remainder of the original 15-month LOA term and, thereafter, you will be entitled to participate in the Company's group medical and dental plans for retired board members and executives, on the terms and conditions contained in the plans described in Attachment A. No termination of your employment under this paragraph 6(b) will affect your eligibility to participate in or otherwise prevent your participation in such group medical and dental plans. Notwithstanding termination hereunder, your stock options will continue to vest during the remainder of the original 15-month LOA term and will be exercisable, to the extent vested, for a period of ninety (90) days thereafter.

          (c) You may terminate your employment at any time by giving 30 days advance notice in writing. In such case, all of your duties and all of Lam's obligations under this Agreement and

Henk J. Evenhuis
January 21, 1997
Page 6


all of the compensation and benefits described in paragraphs 3 and 4 above (and all reimbursements for expenses incurred following the notice period), will cease following the notice period, except that you will then be entitled to participate in the Company's medical and dental plans for retired board members and executives, on the terms and conditions contained in the plans described in Attachment A. No later than the date of termination, Lam will pay you a lump sum equal to your accrued salary, accrued vacation and unreimbursed expenses through the date of termination, but you shall not be entitled to receive any bonus, car allowance or any other payments from Lam. Upon termination, the vesting of all of your outstanding stock options shall be accelerated to the extent they would have vested during the remainder of the original 15-month LOA term, and such vested options shall be exercisable for ninety (90) days after such termination.

          (d) Your employment with Lam will terminate in the event of your death. Upon your death during the term of the LOA, Lam will pay your estate all salary due or accrued as of the date of death, and all accrued vacation pay and accrued bonuses, if any, and all expense reimbursements then due and payable. Subject to paragraph 14 hereof, Lam will have no obligation to pay any severance, death benefit or any other compensation or payments to your estate, administrators, heirs, personal representatives or executors upon your death. Distributions, if any, under any benefit plans in which you were a participant on the date of death will be made in accordance with the provisions of such plans.

          7.  Successors and Assigns.  Any successor to all or substantially all
              ----------------------
of Lam's business and/or assets shall be required to assume the obligations under this Agreement in the same manner

Henk J. Evenhuis
January 21, 1997
Page 7

and to the same extent as Lam would be required to perform such obligations in the absence of a succession. You will not assign any of your rights hereunder.

          8.  Release and Covenant Not to Sue.  In exchange for the sums and
              -------------------------------
benefits paid to you under this Agreement, and for other good and valuable consideration, the sufficiency of which you acknowledge, you agree to waive and release and promise never to assert any and all claims which you now, in the past or in the future may have against Lam and its predecessors, subsidiaries, related entities, officers, directors, shareholders, agents, attorneys, employees, successors, or assigns (collectively, the "Releasees"), whether presently known or unknown, suspected or unsuspected, arising from or related to your LOA, your employment with Lam and/or the termination of the LOA or your employment with Lam.

          These claims include, but are not limited to:

              (a) any and all claims relating to or arising from your position and employment relationship with the Company, your change in status and the termination of that employment relationship;

              (b) any and all claims relating to, or arising from, your right to purchase or actual purchase of shares of stock of the Company;

              (c) any and all claims for wrongful discharge of employment; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and

Henk J. Evenhuis
January 21, 1997
Page 8

implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; personal injury; violation of public policy; and defamation;

              (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, and the California Fair Employment and Housing Act;

              (e) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

              (f) any and all claims for attorneys' fees and costs.

You agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. It is understood and agreed that this release will have no effect upon any Workers' Compensation claims, nor will it have any effect upon any long-term disability claims that you may have against insurance carriers, nor does it extend to any obligations incurred under this Agreement.

          9.  Acknowledgement of Waiver of Claims under ADEA.  You acknowledge
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that you are waiving and releasing any rights you may have under the Age
Discrimination in Employment Act of 1967

Henk J. Evenhuis
January 21, 1997
Page 9

("ADEA") and that this waiver and release is knowing and voluntary. You and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the effective date of this Agreement. You acknowledge that the consideration given for this waiver and release Agreement is in addition to anything of value to which you are already entitled. You further acknowledge that you have been advised by this writing that (a) you should consult with an attorney prior to executing this Agreement; (b) you have
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had at least twenty-one (21) days within which to consider this Agreement; (c)
you have had at least seven (7) days following the execution of this Agreement to revoke the Agreement; and (d) this Agreement shall not be effective until the revocation period has expired.

          10.  Civil Code Section 1542.  You expressly waive and relinquish all
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rights and benefits afforded by any statute (such as Section 1542 of the Civil
Code of the State of California) which limits the effect of a release with respect to unknown claims. You do so understanding and acknowledging the significance of your release of unknown claims and your waiver of statutory protection against a release of unknown claims (such as under Section 1542).
Section 1542 of the Civil Code of the State of California states as follows:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Henk J. Evenhuis
January 21, 1997
Page 10

Thus, notwithstanding the provisions of Section 1542 or of any similar statute, and for the purpose of implementing a full and complete release and discharge of the Releasees, you expressly acknowledge that this Agreement is intended to include in its effect all claims which are known and all claims which you do not know or suspect to exist in your favor at the time of execution of this Agreement and that this Agreement contemplates the extinguishment of all such claims.

          11.  Confidentiality.  During the course of your employment with Lam,
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you have had access to or have had possession of confidential and proprietary information and materials of Lam (including, but not necessarily limited to, software or computer equipment, client or customer lists, telephone records or lists, accounting procedures and Company forecasts and projections). You acknowledge that all such information and materials constitute the protected trade secrets of Lam. You represent that you have held all such information and materials confidential and will continue to do so during the LOA term and thereafter, except as required by subpoena or other court order, provided that you give Lam sufficient advance notice to contest the subpoena or other court order or seek a protective order.

          You further agree not to disclose to others any information regarding the terms of this letter, the benefits being paid under it or the fact of any payments made, except that you may disclose this information to your immediate family (spouse, children or parents), or to your attorney, accountant, or other professional advisor to whom you must make the disclosure in order for them to render professional services to you. You will instruct

Hank J. Evenhuis
January 21, 1997
Page 11

all such persons, however, to maintain the confidentiality of this information.

          12.  Arbitration.  Any dispute between Lam and you arising out of or
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relating to the interpretation, enforcement, performance or alleged breach of this Agreement will be submitted to binding arbitration in San Jose, California. Arbitration shall take place before an experienced employment arbitrator licensed to practice law in such state and selected in accordance with the Model Employment Arbitration Procedures of the American Arbitration Association. Arbitration shall be the exclusive remedy for any arbitrable dispute. Should any party to this Agreement institute any legal action or administrative proceeding against the other with respect to any claim waived by this Agreement or pursue any arbitrable dispute by any method other than arbitration, the responding party shall be entitled to recover from the initiating party all damages, costs, expenses and attorneys' fees, except witness fees, costs of appeal and other costs incurred as a result of that action. This agreement to arbitrate is not applicable to your rights under the California Workers' Compensation Law, which are governed under the applicable provisions of that law, or to enforcement of the provisions of this Agreement and any other agreement signed by you pertaining to confidential information, ownership of inventions or any unauthorized actions or statements by you on behalf of Lam.
If there is a breach or threatened breach of such provisions, Lam shall be entitled to an injunction restraining you from such breach or to pursue any other available remedies at law or in equity.

          13.  Termination of Employment.  Upon termination of the LOA term,
               -------------------------
your employment with Lam shall terminate and the terms

Hank J. Evenhuis
January 21, 1997
Page 12

and provision of paragraphs 5 and 6 shall govern your rights and obligations and the rights and obligations of Lam thereafter. Upon termination of employment, you agree to return to the Company all the Company property and confidential and proprietary information in your possession within five business days.

          14.  Indemnification.  The Company shall indemnify you to the maximum
               ---------------
extent permitted under the Company's By-laws and the General Corporate Law of Delaware. The provisions of this paragraph shall inure to the benefit of your estate, executor, administrator, heirs, legatees or devises.

          15.  Miscellaneous.
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               (a) Choice of Law. The validity, interpretation, construction and enforcement of this Agreement shall be governed by the laws of the State of California.

               (b) Severability. The invalidity or unenforce-ability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

               (c) Employment Taxes. All payments made pursuant to this Agreement will be subject to withholding of applicable income and employment taxes.

               (d) Waiver. A waiver by Lam of a breach of any provision of this Agreement by you shall not operate or be construed as a waiver of any subsequent breach by you.

Hank J. Evenhuis
January 21, 1997
Page 13

               (e) Entire Agreement. This Agreement represents the entire agreement and understanding between Lam and you concerning your leave of absence and separation from the Company, and supersedes and replaces any and all prior agreements and understandings, whether written or oral, concerning your relationship with Lam and your compensation from Lam, except for the terms and provisions of any stock option agreements between you and Lam. In the event of any conflict between the terms and provisions of this Agreement and those of any such stock option agreement, the terms and provisions of this Agreement shall control.

               (f) No Oral Modification. This Agreement may only be amended in a writing signed by you and the Chief Executive Officer of the Company.

               (g) Notice. All notices required or permitted to be given in this Agreement shall be deemed properly given and received if sent by U.S. mail postage prepaid or by registered mail or Federal Express to you at your address at 3344 Deer Hollow Drive, Danville, California 94526, or to my attention at Lam.

               (h) Survival. Notwithstanding termination of this Agreement, the LOA term or your employment with Lam, the provisions of paragraphs 8, 9, 10, 11, 12 and 14 shall survive and continue in full force and effect.

          To accept this Agreement, please sign, date and return the enclosed copy of this letter to my attention.

Hank J. Evenhuis
January 21, 1997
Page 14


                                               Very truly yours,



                                               Roger D. Emerick
                                               Chief Executive Officer and
                                               Chairman of the Board

Read, Understood and Agreed
this ____ day of _____________.



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Henk J. Evenhuis

Hank J. Evenhuis
January 21, 1997
Page 15
                                 ATTACHMENT B



Cause.  "Cause" shall mean (i) a willful act of personal dishonesty knowingly
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taken by the Executive in connection with his responsibilities as an employee and intended to result in his substantial personal enrichment, (ii) a willful and knowing act by the Executive which constitutes gross misconduct, or any refusal by the Executive to comply with a reasonable directive of the Board,
(iii) the willful breach by the Executive of a material provision of this Agreement, or (iv) a material and willful violation of a federal or state law or regulation applicable to the business of the Company. No act, or failure to act, by the Executive shall be considered "willful" unless committed without good faith, and without a reasonable belief that the act or omission was in the Company's best interest. Termination for Cause shall not be deemed to have occurred unless, by the affirmative vote of all of the members of the Board (excluding the Executive, if applicable), at a meeting called and held for that purpose (after reasonable notice to the Executive and his counsel after allowing the Executive and his counsel to be heard before the Board), a resolution is adopted finding that in the good faith opinion of such Board members the Executive was guilty of conduct set forth in (i), (ii), (iii), or (iv) and specifying the particulars thereof.